THE SOMERSET GROUP, INC.
		Consolidated Statements of Shareholders' Equity
		January 1, 1998 to June 30, 1999
		(unaudited)
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 		                                                       Capital   	Accumulated
		                                                       in Excess	      Other
                                            	Common     	of Stated 	Comprehensive    Retained	     Treasury
                                             	Stock        	Value      	Income      	Earnings	      Shares	      Total
Balance January 1, 1998                   $1,855,000    $3,549,000     ($22,000)    $28,078,000    $  ---	   $33,460,000
Comprehensive Income:
Net income January 1 to June 30, 1998            ---	          ---	        ---	       1,582,000       ---	     1,582,000
Unrealized gains on short-term investments,
  net of deferred income taxes	                  ---	          ---       	5,000            ---	       ---	         5,000
                                                                                                                --------
Total comprehensive income						                                                                               1,587,000
                                                                                                               ---------
Tax benefit of stock options exercised	          ---	        62,000    	   ---	            ---	       ---	        62,000
Shares of common stock issued                 	7,000         56,000        ---	            ---	       ---	        63,000
Purchase of treasury shares	                     ---	           ---	       ---	            ---	   (134,000)     (134,000)
Cash dividends paid	                             ---	           ---	       ---	        (261,000)       ---	     (261,000)
Equity in other capital changes of First Indiana
  Corporation, net of deferred income taxes      ---	           ---	       ---	         (47,000)       ---	      (47,000)
                                           ---------      ---------      ------      ----------    -------    ----------
Balance June 30, 1998                     $1,862,000   	 $3,667,000   	($17,000) 	  $29,352,000 	 (134,000)  $34,730,000

Comprehensive Income:
Net income July 1 to December 31, 1998           ---	           ---	        ---	      1,283,000  	      ---	   1,283,000
Unrealized gains on short-term investments
  net of deferred income taxes	                  ---	           ---	     (2,000)            ---	        ---	      (2,000)
                                                                                                                  ------
     Total comprehensive income						                                                                          1,281,000
                                                                                                               ---------
Tax benefit of stock options exercised	          ---	        33,000     	   ---	            ---	        ---       33,000
Shares of common stock issued	                   ---	      (101,000) 	      ---	            ---	   126,000  	     25,000
Purchase of treasury shares	                     ---	           ---	        ---	            ---	  (330,000)   	 (330,000)
Cash dividends paid  	                           ---	           ---	        ---	       (261,000) 	      ---	    (261,000)
Equity in other capital changes of
  First Indiana Corporation, net of
  deferred income taxes	                         ---	           ---	        ---	        (15,000) 	      ---	     (15,000)
                                           ---------      ---------      ------      ----------    -------    ----------
Balance December 31, 1998                  1,862,000  	   3,599,000  	  (19,000)  	  30,359,000  	(338,000) 	 35,463,000

Comprehensive Income:
Net income January 1 to June 30, 1999            ---	           ---	        ---	      1,885,000  	     ---	    1,885,000
Unrealized gains on short-term investments
  net of deferred income taxes	                  ---	           ---	    (15,000) 	          ---	       ---	      (15,000)
                                                                                                                ---------
    Total comprehensive income						                                                                           1,870,000
                                                                                                               ---------
Tax benefit of stock options exercised	          ---	        80,000     	   ---	            ---	       ---	       80,000
Reissuance of treasury shares	                   ---	      (322,000)    	   ---	            ---	   573,000       251,000
Purchase of treasury shares                      ---	           ---	        ---	            --- (2,300,000) 	 (2,300,000)
Cash dividends paid                              ---        	   ---	        ---	       (288,000) 	     ---	     (288,000)
Equity in other capital changes of
  First Indiana Corporation, net of
  deferred income taxes	                         ---	           ---	        ---	       (446,000) 	      ---	    (446,000)
                                           ---------     ----------      -------     ----------  ---------    ----------
Balance June 30, 1999                     $1,862,000   	 $3,357,000  	 ($34,000)  	 $31,510,000($2,065,000)  $34,630,000
                                           =========      =========      ======      ==========  =========    ==========
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See accompanying Notes to Condensed Consolidated Financial Statements.